Exhibit 10.55
AMENDMENT NUMBER FOUR TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated effective with respect to salary and Cash Incentive Compensation
January 1, 2005, and with respect to Stock Compensation April 15, 2005)
WHEREAS, the MetLife Leadership Deferred Compensation Plan (the “Plan”), was adopted to permit certain eligible employees voluntarily to defer the payment of certain types of compensation;
WHEREAS, certain other nonqualified deferred compensation arrangements have been entered into with employees who are eligible to participate in the Plan, which arrangements either expressly or implicitly incorporate aspects of the Plan, and/or are otherwise administered, in whole or in part, in a manner consistent with the administration of the Plan; and to facilitate the administration of such other arrangements, it has been recommended that such arrangements be incorporated into the Plan;
WHEREAS, pursuant to Section 19 of the Plan, the Plan Administrator has reserved the right to amend the Plan;
The Plan is hereby amended effective December 31, 2009, in the manner set forth below:
1. Section 4 is amended to add a new Section 4.8 to read as follows, and to appropriately renumber all other sections thereof to reflect the addition of such Section:
“4.8. The Plan Administrator may permit other nonqualified deferred compensation arrangements, whether or not elective, between an Eligible Associate and any MetLife Company to be administered under and treated as part of the Plan. The Plan Administrator shall establish a separate Alternative Compensation Account for an Eligible Associate who is party to a nonqualified deferred compensation arrangement treated as part of the Plan. Unless otherwise provided in the corresponding non-qualified deferred compensation arrangement, herein, on Annex I or by the Plan Administrator in writing, the provisions of the Plan shall apply to any such Alternative Compensation Account, including without limitation, those provisions related to (i) the value of the Alternative Contribution Account (including the Investment Tracking of such Account), (ii) the timing, number and form of payments from such Account and (iii) the designation of any beneficiary(ies) to receive payment from such Account upon death of the Participant.”
2. Section 10 is amended to add a new Section 10.3.11 at the end of Section 10.3 thereof, to read as follows:
“10.3.11. Notwithstanding anything in this Section 10.3 to the contrary, payment in respect of any Alternative Compensation Account shall not be modified from the date payment would have been made under the corresponding nonqualified deferred compensation arrangement, as identified on Annex I or as otherwise specified in writing and submitted to the Plan Administrator by the Eligible Associate prior to January 1, 2009.”

3. Section 22 is amended to add new Sections 22.2 and 22.3 thereto, to read as follows, and to appropriately renumber all other sections thereof to reflect the addition of such Section:
“22.2 “Alternative Compensation Account” means a record-keeping account established for the benefit of an Eligible Associate which is credited with amounts deferred under the nonqualified deferred compensation arrangement, specified in Annex I, to which such Account relates.”
“22.3 “Annex I” means the schedule established by the Plan Administrator, as may be amended by the Plan Administrator at any time and from time to time, which describes the nonqualified deferred compensation arrangement that is to be administered as part of the Plan. Annex I, is expressly incorporated into the Plan reference and made a part hereof.”
4. Section 22.7, “Deferred Compensation Account”, is amended to add a second sentence that will read as follows:
“To the extent the context so requires, the term Deferred Compensation Account, as applied to any Participant, shall also include any Alternative Compensation Account established for the benefit of such Participant.”
5. Section 22.23, “Participant”, is amended to add a second sentence that will read as follows:
“To the extent that the context so requires, the term Participant shall also include any Eligible Associate for whose benefit an Alternative Compensation Account has been established under the Plan.”
6. The Plan is further amended to add at the end thereof, a new Annex I, as is attached hereto, which is incorporated herein by reference and made a part hereof.
     IN WITNESS WHEREOF, the Plan Administrator has caused this Amendment to be adopted this 11th day of December, 2009.

PLAN ADMINISTRATOR

/s/ Margery Brittain
Margery Brittain

ATTEST:

/s/ Bonita Haskins

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